UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

WRAP TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38750	98-0551945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Virginia Street

Miami, Florida 33133

(Address of principal executive offices) (Zip Code)

(800) 583-2652

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2026, the Board of Directors (the “Board”) of Wrap Technologies, Inc. (the “Company”) increased the size of the Board from six directors to seven directors and appointed Edward Delatorre to the Board, effective immediately, to serve as a director until the Company’s 2026 annual meeting of stockholders or until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. As of the date of this Current Report on Form 8-K, Mr. Delatorre has not been appointed to any committees of the Board.

There are no arrangements or understandings between Mr. Delatorre and any other persons pursuant to which Mr. Delatorre was selected to serve as a director of the Company. In addition, there are no transactions between the Company and Mr. Delatorre or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

In connection with his appointment, the Company granted Mr. Delatorre options (“Options”) to purchase 30,000 shares of Company common stock, par value $0.0001 per share, with an exercise price of $1.45 per share. The Options have a ten-year term, and vest as follows: (i) 50% on October 20, 2027 and (ii) the remaining 50% in four equal quarterly installments over the next year, subject to the terms and conditions of the applicable non-employee non-statutory stock option agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2026	WRAP TECHNOLOGIES, INC.

	By:	/s/ Scot Cohen
	Name:	Scot Cohen
	Title:	Chief Executive Officer